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                                                                    EXHIBIT 10.6


                               CERTIFICATE OF DECREASE


         (Pursuant to Section 151(g) of the Delaware General Corporation Law)


                             AMERICAN UNITED GLOBAL, INC.



         AMERICAN UNITED GLOBAL, INC. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

         1.   The name of the corporation is AMERICAN UNITED GLOBAL, INC.

         2. The designation of the 1,500,000 shares of stock of the corporation to which this certificate relates is SERIES B PREFERRED STOCK filed on August 2, 1996.

         3. The voting powers, designations, preferences and the relative, participating, optional or other rights and the qualifications, limitations and restrictions of the said 1,500,00 shares of Series B stock were provided for in a resolution adopted by the Board of Directors of the Corporation pursuant to authority expressly vested in it by the provisions of the certificate of incorporation of the Corporation. A certificate setting forth the said resolution has been heretofore filed with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware.

         4. The Board of Directors of the corporation has adopted the following resolution:

         RESOLVED, that the outstanding series of Series B Preferred Stock is hereby decreased from one million five hundred thousand (1,500,000) shares to one million (1,000,000) shares; and


         FURTHER RESOLVED, that the proper officers of the corporation be and hereby are authorized and directed to execute, deliver, and file a certificate setting forth the foregoing resolution with the Secretary of State of the State of Delaware pursuant to the provisions of Section 151(g)

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         of the General Corporation Law of the State of Delaware for the
         purpose of effecting the foregoing resolutions.

Executed on this 8th day of January, 1997.


                                  /s/ Robert M. Rubin
                                  -------------------------------
                                  Robert M. Rubin
                                  President